Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

Feb. 28, 2017 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its fourth quarter and fiscal year 2017 ended January 31, 2017.

-	Revenue for the fourth quarter of fiscal 2017 was $87.5 million, up 28.8% from $68.0 million in the same period in fiscal 2016. For the fiscal year ended January 31, 2017, revenue was $310.3 million, down 1.9% from $316.4 million for the fiscal year ended January 31, 2016.

-	Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2017 was 66.9%, compared with 63.7% for the same period in fiscal 2016. For the fiscal year ended January 31, 2017, GAAP gross margin was 66.1%, compared with 64.9% for the fiscal year ended January 31, 2016.

-	GAAP net income for the fourth quarter of fiscal 2017 was $18.4 million, or $0.53 per diluted ordinary share, compared with GAAP net income of $5.1 million, or $0.15 per diluted ordinary share, for the same period in fiscal 2016. GAAP net income for the fiscal year ended January 31, 2017 was $57.8 million, or $1.68 per diluted ordinary share. This compares with GAAP net income of $76.5 million, or $2.27 per diluted ordinary share, for the fiscal year ended January 31, 2016.

Financial results on a non-GAAP basis for the fourth quarter and fiscal year 2017 are as follows:

-	Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2017 was 67.2%, compared with 64.1% for the same period in fiscal 2016. For the fiscal year ended January 31, 2017, non-GAAP gross margin was 66.4%, compared with 65.1% for the fiscal year ended January 31, 2016.

-	Non-GAAP net income for the fourth quarter of fiscal 2017 was $32.0 million, or $0.92 per diluted ordinary share. This compares with non-GAAP net income of $21.6 million, or $0.64 per diluted ordinary share, for the same period in fiscal 2016. Non-GAAP net income for the fiscal year ended January 31, 2017 was $100.4 million, or $2.92 per diluted ordinary share. This compares with non-GAAP net income of $111.6 million, or $3.31 per diluted ordinary share, for the fiscal year ended January 31, 2016.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2018, ending April 30, 2017:

-	Revenue is expected to be between $62.5 million and $64.5 million

-	Gross margin on a non-GAAP basis is expected to be between 63.0% and 64.5%

-	Operating expenses on a non-GAAP basis are expected to be between $26.0 million and $27.5 million

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the fourth fiscal quarter and 2017 fiscal year excludes the impact of stock-based compensation adjusted for the associated tax impact which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total of cash, cash equivalents and marketable securities on hand at the end of the fourth fiscal quarter of 2017 was $405.4 million, compared with $307.9 million at the end of the same quarter a year ago.

Stock Repurchase

Ambarella’s Board of Directors has approved share repurchase plan authorizing the repurchase of up to an aggregate of $75 million of the company’s ordinary shares through June 30, 2017. As of February 27, 2017, Ambarella has repurchased a total of 405,089 shares under the program for total cash consideration of $20.2 million. No repurchases were made under the program in the fourth fiscal quarter ended January 31, 2017. Repurchases under the program may be made from time-to-time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion. The repurchase program will be funded using Ambarella’s working capital.

“During the year we continued to make progress in diversifying our markets and customer base and enjoyed significant revenue growth from home monitoring and drone markets, as well as building customer momentum in new OEM automotive applications. We entered mass production with our first 14nm SoCs, continued to raise the performance bar with the launch of our 4Kp60 Ultra HD SoCs and introduced our first automotive qualified solutions,” said Fermi Wang, president and CEO of Ambarella. “Looking forward, we will continue to invest in computer vision technology, automotive solutions, and advanced 10nm process nodes, as we believe these efforts will provide significant additional opportunities for success in the future.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, chief executive officer, and George Laplante, chief financial officer, to discuss the fourth quarter and fiscal year 2017 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2015 awards for “Most Respected Public Semiconductor Company” and “Best Financially Managed Semiconductor Company,” with annual sales of between $100M and $500M.

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the first quarter of fiscal year 2018, ending April 30, 2017, and the comments of our CEO relating to the company’s markets, product ramps, customer momentum and anticipated investment in computer vision technology, automotive solutions and advanced 10nm process nodes. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our ability to retain and expand customer relationships and to achieve design wins; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; the expansion of our current markets and our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2016 fiscal year and Form 10-Q for the quarter ended October 31, 2016, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2017, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2018, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016
Revenue	$87,508	$67,967	$310,297	$316,373
Cost of revenue	28,994	24,651	105,283	111,029

Gross profit	58,514	43,316	205,014	205,344

Operating expenses:
Research and development	27,129	23,442	101,205	82,927
Selling, general and administrative	11,302	10,768	43,446	37,738

Total operating expenses	38,431	34,210	144,651	120,665
Income from operations	20,083	9,106	60,363	84,679
Other income	188	207	518	530

Income before income taxes	20,271	9,313	60,881	85,209
Provision for income taxes	1,921	4,217	3,071	8,701

Net income	$18,350	$5,096	$57,810	$76,508

Net income per share attributable to ordinary shareholders:
Basic	$0.56	$0.16	$1.77	$2.42

Diluted	$0.53	$0.15	$1.68	$2.27

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	33,028,656	32,105,797	32,671,221	31,633,936

Diluted	34,584,700	33,747,273	34,327,724	33,755,709

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$305	$249	$1,078	$657
Research and development	8,333	7,116	29,729	19,082
Selling, general and administrative	4,720	4,181	18,025	11,355

Total stock-based compensation	$13,358	$11,546	$48,832	$31,094

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2017	2016	2017	2016
	(unaudited)
GAAP net income	$18,350	$5,096	$57,810	$76,508

Non-GAAP adjustments:
Stock-based compensation expense	13,358	11,546	48,832	31,094
Valuation allowance on deferred tax assets	—	6,090	—	6,090
Acquisition cost	—	—	—	1,229
Income tax effect	277	(1,132)	(6,273)	(3,328)

Non-GAAP net income	$31,985	$21,600	$100,369	$111,593

GAAP — diluted weighted average shares	34,584,700	33,747,273	34,327,724	33,755,709
Non-GAAP — diluted weighted average shares	34,584,700	33,747,273	34,327,724	33,755,709

GAAP — diluted net income per share	$0.53	$0.15	$1.68	$2.27
Non-GAAP adjustments:
Stock-based compensation expense	0.39	0.34	1.42	0.92
Valuation allowance on deferred tax assets	—	0.18	—	0.18
Acquisition cost	—	—	—	0.04
Income tax effect	—	(0.03)	(0.18)	(0.10)
Non-GAAP — diluted net income per share	$0.92	$0.64	$2.92	$3.31

The difference between GAAP and non-GAAP gross margin was 0.3% and 0.4%, or $305,000 and $249,000 for the three months ended January 31, 2017 and 2016, respectively. The difference between GAAP and non-GAAP gross margin was 0.3% and 0.2%, or $1,078,000 and $657,000 for the fiscal year ended January 31, 2017 and 2016, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31, 2017	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$322,872	$268,056
Marketable securities	82,522	39,837
Accounts receivable, net	38,596	39,408
Inventories	20,145	18,167
Restricted cash	8	7
Prepaid expenses and other current assets	4,392	4,170

Total current assets	468,535	369,645

Property and equipment, net	4,988	3,448
Deferred tax assets, non-current	5,774	4,626
Intangible assets, net	4,149	4,178
Goodwill	26,601	26,601
Other non-current assets	2,224	2,117

Total assets	$512,271	$410,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	19,955	14,175
Accrued liabilities	26,448	23,778
Income taxes payable	568	787
Deferred revenue, current	7,425	10,077

Total current liabilities	54,396	48,817

Other long-term liabilities	3,241	12,342

Total liabilities	57,637	61,159

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	212,276	176,306
Accumulated other comprehensive loss	(70)	(7)
Retained earnings	242,413	173,142

Total shareholders’ equity	454,634	349,456

Total liabilities and shareholders’ equity	$512,271	$410,615